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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (date of earliest event reported):   March 17, 1998


                             Century Bancorp, Inc.
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            (Exact name of registrant as specified in its charter)


       North Carolina                     000-21881             56-1981518
------------------------------           -----------         ------------------
(State or other jurisdiction             (Commission         (IRS Employer
  of incorporation)                      File Number)        Identification No.)


                               22 Winston Street
                       Thomasville, North Carolina 27360
                       ----------------------------------
                   (Address of principal executive offices)



Registrant's telephone number, including area code:  (336) 475-4663


                                      N/A
          -----------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.  Other Events
     On March 17, 1998, the Board of Directors of Century Bancorp, Inc. declared a special one-time cash dividend of $30.00 for each share of the Company's issued and outstanding common stock to be paid on April 6, 1998 to shareholders of record on March 27, 1998. The Company anticipates that the dividend will be considered a return of capital and as such would be reviewed as a reduction in the cost basis of each share of the Company's common stock and would not be subject to income tax as a dividend to shareholders. In addition, on March 17, 1998, the Board declared a share dividend of three shares per share on the 423,626 issued and outstanding shares of the Company's common stock. The share dividend also is to be paid on April 6, 1998 to shareholders of record on March 27, 1998.

     A copy of the press release announcing the special dividend and the share dividend is attached as Exhibit (99) (a) hereto and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits
         (99)(a)  Press Release.
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                                 SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        CENTURY BANCORP, INC.



Date: March 18, 1998                    By:   /s/ James G. Hudson
                                           ---------------------------------
                                             James G. Hudson, President
                                             and Chief Executive Officer
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                                 EXHIBIT INDEX



     Exhibit No.                 Description
     -----------                 -----------
      (99)(a)                    Press Release dated
                                 March 17, 1998